UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2007

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2007, the Compensation Committee of the Board of Directors of POZEN Inc. (the “Company”) approved the following annual base salary for 2007, annual cash bonus and long term incentive award for John R. Plachetka, the Chief Executive Officer and President of the Company:

2007 Base Salary	Annual Cash Bonus	Long Term Incentive Award
		Long Term Incentive Cash Award	Stock Options	Restricted Stock Units
$485,100(1)	$300,300(2)	$1,000,000	38,500	6,200

(1)	Represents a 5% increase in annual base salary; effective January 1, 2007.

(2)
Payable in two installments. Dr. Plachetka will be paid $225,225 in February 2007, and will receive the balance of $75,075, subject to continued employment, on the second business day following the receipt by the Company of an action letter from the U.S. Food and Drug Administration (FDA) indicating approval of the New Drug Application (NDA) for Trexima, the proposed brand name for the combination of GlaxoSmithKline’s sumatriptan and naproxen sodium in a single tablet being developed by the Company for the acute treatment of migraine pursuant to a development and commercialization agreement with GlaxoSmithKline (the “Trexima Approval”), provided that the Trexima Approval is received on or before December 31, 2007. If the Trexima Approval is not received on or before December 31, 2007 or if the Trexima Approval is received on or before December 31, 2007, but Dr. Plachetka is no longer employed by the Company at such time, the remaining $75,075 cash bonus will be forfeited. In the event of a change in control of the Company prior to December 31, 2007 and the Trexima Approval, the Compensation Committee may, in its sole discretion, accelerate the payment of the $75,075 balance to a time immediately prior to such change in control.

Dr. Plachetka’s long term incentive award consists of a long-term cash award of $1,000,000, options to purchase 38,500 shares of common stock and 6,200 restricted stock units payable in shares of common stock (“RSUs”). The long term cash award will vest, subject to continued employment, annually over three years on January 1 of each year, with the initial vesting date occurring on January 1, 2008; provided, however, that 25% of the long term cash award (the “Contingent Portion”) shall vest and be paid only if the Trexima Approval is received on or before December 31, 2007. If the Trexima Approval is not received on or before December 31, 2007 or if the Trexima Approval is received on or before December 31, 2007, but Dr. Plachetka is not employed by the Company at such time, the Contingent Portion will be forfeited in its entirety. In the event of a change in control of the Company, unless otherwise determined by the Compensation Committee, the long-term cash award, to the extent not previously paid, will accelerate and become payable in full, subject to continuing employment and, with respect to the Contingent Portion, subject to the receipt of the Trexima Approval on or before December 31, 2007; provided, however, that in the event of a change in control of the Company prior to December 31, 2007 and receipt of the Trexima Approval, all of the Contingent Portion shall also accelerate and become payable in full. In the event that Dr. Plachetka’s employment with the Company is terminated either by the Company without cause (as defined in the Second Amended and Restated Executive Employment Agreement dated March 14, 2006 between the Company and Dr. Plachetka (the “Employment Agreement”) or by Dr. Plachetka for Good Reason (as defined in the Employment Agreement), Dr. Plachetka will be entitled to receive an amount equal to the amount of the long-term cash award that would have become vested and been paid on the next vesting date; provided, however, that if such termination occurs prior to December 31, 2007 and receipt of the Trexima Approval, the Contingent Portion of the long-term cash award will be forfeited in its entirety.

The stock options and RSUs that comprise the long term incentive award were granted to Dr. Plachetka on February 14, 2007 pursuant to, and subject to, the terms of the Company’s 2000 Equity Compensation Plan, as amended and restated (the “Equity Compensation Plan”). The stock options and RSUs vest annually over four years on January 1 of each year, with the initial vesting date occurring on January 1, 2008; provided, however, that 25% of each of the stock options and the RSUs (together, the “Contingent Equity”) shall vest, subject to continued employment, only if the Trexima Approval is received on or before December 31, 2007. If the Trexima Approval is not received on or before December 31, 2007 or if the Trexima Approval is received on or before December 31, 2007, but Dr. Plachetka is not employed by the Company at such time, the Contingent Equity will be forfeited and shall immediately terminate. In the event that Dr. Plachetka’s employment with the Company is terminated either by the Company without cause or by Dr. Plachetka for Good Reason, Dr. Plachetka shall be entitled to twelve months’ acceleration of vesting of the stock options and the RSUs; provided, however, that if such termination occurs prior to December 31, 2007 and receipt of the Trexima Approval, the Contingent Equity will be forfeited and immediately terminated without such acceleration. In the event of a change of control of the Company, as defined in the Equity Compensation Plan, unless the Compensation Committee determines otherwise, the then outstanding options and RSUs will become fully exercisable and vested in full in accordance with the terms of the Equity Compensation Plan.

The stock options have a ten year term, have an exercise price per share of $16.89, being equal to the closing price of the Company’s common stock, as reported on NASDAQ, on February 14, 2007, the date of grant, and were otherwise granted on the same standard terms and conditions as other stock options granted under the Equity Compensation Plan. The RSUs were granted under and subject to the terms of the Equity Compensation Plan and a restricted stock unit agreement. Each RSU represents the right to receive in the future one share of common stock of the Company, subject to the vesting and other terms outlined above and in the agreement. The shares of common stock represented by the RSUs, once vested, are payable when Dr. Plachetka ceases to be employed by or perform services for the Company; provided that to the extent required to comply with IRS Section 409A, the shares will not be issued until the date that is six months after Dr. Plachetka has ceased to be employed by or provide services to the Company. Dr. Plachetka has no rights as a shareholder, or to receive dividends or other distributions, with respect to the shares of common stock represented by the RSUs until the shares are issued.

The increase in base salary, annual cash bonus and long term incentive award described above were awarded in the discretion of the Compensation Committee and made in connection with Dr. Plachetka’s 2006 annual performance review. The annual cash bonus was based on an annual bonus target of 65% of Dr. Plachetka’s annual base salary, as established under the Employment Agreement, and on the Compensation Committee’s evaluation of Dr. Plachetka’s performance. As a part of this performance evaluation, the Compensation Committee considered the achievement of the Company’s annual corporate goals and other significant corporate accomplishments. The amount of the long term incentive award was based on the long term incentive target of $1,700,000 established under the Employment Agreement and the Compensation Committee’s evaluation of the ongoing performance of Dr. Plachetka, including the Committee’s evaluation of Dr. Plachetka’s scientific contributions, contributions to the Company’s long-term strategic goals and other factors that contribute to increasing the long-term shareholder value of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN INC.

By:	/s/ William L Hodges
Name: William L. Hodges
Title: Chief Financial Officer

Date: February 16, 2007